DGHM INVESTMENT TRUST
                                 CODE OF ETHICS
                           (Adopted November 14, 2008)

1.1      Overview

         This Code of Ethics ("Code"), adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act") is based on the principle that every trustee, director, officer and employee of DGHM Investment Trust ("Trust"), or any investment adviser or principal underwriter to the Trust, is to place the interests of the shareholders of the Trust before his or her own personal interests at all times. Each Trustee, director, officer and employee is to avoid any actual or potential conflicts of interest with the Trust in all personal securities transactions. Each Trustee, director, officer and employee is to comply with the provisions of this Code of Ethics in all his or her personal securities transactions.

         Questions concerning this Code of Ethics should be directed to the Trust's Chief Compliance Officer.


1.2      Definitions

         1. "Trust" means the DGHM Investment Trust, a Delaware statutory trust. The Trust operates as an open-end management investment company and is registered as such with the Securities and Exchange Commission under the 1940 Act.

         2. "Access Person" means any trustee or officer of the Trust or any "Advisory Person" of a Trust Fund.

         3. "Adviser" means any entity that acts as investment adviser to any Trust Fund pursuant to a written agreement for such services as required by Section 15 of the 1940 Act, as amended.

         4.       "Advisory Person" means:

a. Any officer, director or employee of a Fund or an Adviser (or of any company in a control relationship to a Fund or an Adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains nonpublic information regarding, any Trust Fund purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Trust Fund;
b. Any officer, director or employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his regular functions or duties, is involved in making securities recommendations to a Trust Fund, or who has access to such recommendations that are nonpublic;
c.                         Any portfolio manager of any Trust Fund;
d. Any supervised person of an Adviser who, in connection with his regular functions or duties, makes, participates in, or executes the purchase or sale of a security by a Trust Fund; and
e. Any supervised person of an Adviser whose functions relate to the making of any recommendations with respect to the purchase or sale of a security by a Trust Fund.

                  A person does not become an "Advisory Person" simply by (i) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or (ii) infrequently or inadvertently obtaining knowledge of current recommendations or trading activity. All Advisory Persons are also Access Persons. However, not all Access Persons are Advisory Persons.

         5. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

         6. "Beneficial Ownership" will be interpreted in the same manner as it would be in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. For purposes of this policy, "Beneficial Ownership" includes, but is not limited to, securities held by members of a person's immediate family sharing the same household and securities over which a person has discretionary authority outside of his ordinary course of business.

         7. "Control" has the same meaning as set forth in Section 2(a)(9) of the 1940 Act. In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         8. "Client" means any person or entity for which an Adviser acts as an investment adviser.

         9. "Fund" means any separate series of any registered management investment company, except a Trust Fund, and includes exchange traded funds ("ETF's").

         10. "Independent Trustee" means a trustee or director, as applicable, of the Trust who is not an "interested person" of any Trust Fund within the meaning of Section 2(a)(19) of the 1940 Act.

         11. "Limited Offering", also known as a "Private Placement Offering" means an offering that is exempt from registration under the 1933 Act.

         12. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. Serious consideration includes the act of writing a trade ticket and entering an order with a broker.

     13. "Review Officer" means with respect to this Code of Ethics, the Chief Compliance Officer of the Trust or such other person(s) as may be designated by the Trust's Board of Trustees. The Review Officer of the Trust shall: (i) approve transactions, receive reports, and otherwise monitor compliance with this Code of Ethics with respect to all Access Persons not otherwise associated with the Trust's investment adviser or principal underwriter; (ii) receive reports from any Compliance Officer (defined below) designated hereunder; (iii) and (iii) report to the Board of Trustees all material violations of the Code of Ethics and any Related Code (defined below) that occurred during the past calendar quarter and other reports as described in the Code of Ethics including those in Section 2.1 below. The Review Officer shall initial or provide signature for reports required by Section 1.5 at the time of review to confirm that the report was reviewed. In the event the Review Officer is considered an Access Person under this Code of Ethics, the Trust's Treasurer, or such other person as may be designated by the Board of Trustees, shall approve transactions, receive reports, and otherwise monitor compliance with the Code of Ethics with respect to the Review Officer.

     14. "Compliance Officer" in this regard shall mean the Trust's investment adviser's and principal underwriter's designated compliance officer, respectively. The purpose of this arrangement is for each such compliance officer of the investment advisor and principal underwriter to monitor compliance with this Code with respect to all Access Persons covered hereunder who are associated with the investment advisor and principal underwriter, as applicable, including: approving personal securities transactions and receiving reports for all Access Persons hereunder who are associated with the investment advisor and principal underwriter, as applicable. In turn, the Compliance Officer of the investment advisor and principal underwriter shall report at least quarterly to the Review Officer all violations of this Code, or any other code of ethics to which an Access Person may be subject and which covers that Access Person's duties and responsibilities with respect to the Trust's ("Related Code"), that occurred during the past quarter, to the extent that such violations relate to the Trust. For purposes of this Code, when "Applicable Review Officer" is referenced, it shall mean the applicable Compliance Officer as it relates to Access Persons covered hereunder who are associated with the investment advisor or principal underwriter and shall mean the Review Officer with respect to the Trust as it relates to all other Access Persons.

         15. "Security" has the same meaning as set forth in Section 2(a)(36) of the 1940 Act, except that it does not include the following securities (the "Excluded Securities"):

a.  Direct obligations of the United States government;
b. Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
c. Shares of registered open-end investment companies, including money market funds and ETF's but does NOT include a Trust Fund (defined below); and
d. Other securities as may be excluded under the provisions of Rule 17j-1 of the 1940 Act.

     16. "Supervised Person" has the same meaning as set forth in Section 202(a)(25) of the Investment Advisers Act of 1940. In summary, a supervised person is any officer, director, partner, and employee of an Adviser, and any other person who provides advice on behalf of an Adviser and is subject to the Adviser's supervision and control. Excepted from this definition is any "Independent Trustee" and the Chief Compliance Officer of the Trust as long as such officer is not an employee, officer or director of an Adviser.

         17. "Trust Fund" means any separate series of the Trust.

1.3      Standards of Conduct

         The Trust believes all Access Persons and employees, directors and officers of an Adviser, as fiduciaries to the Trust, have a duty of utmost good faith to act solely in the best interests of the Trust and each Trust Fund. The Trust believes this fiduciary duty compels all Access Persons and employees, directors and officers of an Adviser to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code of Ethics, and represents the Trust's core expectations related to any activities of Access Persons and employees, directors and officers of an Adviser.

         Personal Conduct

         1.       Acceptance of Gifts
                  No employee, director nor officer of an Adviser may accept in any calendar year gifts with a value in excess of a de minimis amount, generally $500, from any person ("donor") that does business with or on behalf of the Trust, any Trust Fund or any Adviser. Each employee is responsible for determining the value of gifts offered or received from third parties and whether a particular gift has a de minimis value in the circumstances.

         2.       Service as Director for an Outside Company
                  An Advisory person may not serve on the Board of Directors of a publicly traded company without the express prior written approval of the Review Officer of the Trust. Such approval shall be based upon an express finding by the Trust's Review Officer that such service shall not be likely to result in a conflict of interest with the Trust and the person.

         3.       Initial Public Offerings ("IPO's") and Limited Offerings
                  An Advisory Person must obtain the express prior approval of the applicable Compliance Officer as described in the Related Code before he or she directly or indirectly acquires Beneficial Ownership in any Security in an initial public offering or in a Limited Offering, including private placement offerings. Such approval shall be based upon an express finding by the Compliance Officer that such purchase shall not be likely to result in a conflict of interest with the Trust and the person.

1.4      Personal Securities Trading Policy

         A.       Prohibited Transactions

         1.       Advisory Persons

a. An Advisory Person may not purchase or sell, directly or indirectly, any Security in which he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if a Trust Fund has a pending buy or sell order in the same Security until such order is executed or withdrawn.

b. An Advisory Person may not purchase or sell, directly or indirectly, any Security in which he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if such Security is being considered for purchase or sale by a Trust Fund.

         2.       Access Persons

                  a. An Access Person may not purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if, to his actual knowledge, any Trust Fund has a pending buy or sell order in the same security until the Trust Fund's order is executed or withdrawn.

                  b. An Access Person may not purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if, to his actual knowledge, such security is being considered for purchase or sale by any Trust Fund.

         B.       Pre-Clearance of Personal Securities Transactions

                  Access Persons must obtain approval from the Trust's Review Officer prior to purchasing or selling any Security, the purchase or sale of which is not prohibited pursuant to
                  Section 1.4 A of this Code, unless such purchase or sale is exempted pursuant to Section 1.4 C of this Code.

                  Once approved, the pre-clearance authorization is effective for two trading days. Failure to execute the transaction will void the pre-clearance approval.

         C.       Exempted Transactions

                  The prohibitions described in Section 1.4 A of this policy and the pre-clearance requirements set forth in Section 1.4 B of this policy do not apply to the following transactions:

a. Purchases or sales of Excluded Securities as defined in Section 1.2 of this policy;
b. Purchases or sales, or series of related transactions effected over a 30 calendar day period, involving less than 2,000 shares of a Security included in the Standard & Poor's 500 Index;
c. Purchases or sales, or series of related transactions effected over a 30 calendar day period, involving less than 2,000 shares of a Security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares;
d. Purchases or sales of option contracts, or series of related transactions effected over a 30 calendar day period, on less than 2,000 shares of a Security included in the Standard & Poor's 500 Index;
e. Purchases or sales of option contracts, or series of related transactions effected over a 30 calendar day period, on less than 2,000 shares of a Security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares;
f. Purchases or sales of less than 1,000 shares of the DGHM All-Cap Value Fund.
g. Purchases or sales of Securities effected in any account over which the access person has no direct or indirect influence or control;
h. Purchases or sales of Securities by an access person that are not eligible for purchase or sale by any Trust Fund; i. Purchases or sales of Securities that are non-volitional on the part of either the client or the Access Person; j. Purchases of Securities that are part of an automatic investment plan; and k. Purchase of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its
                           Securities, to the extent such rights were acquired from such issuer, or sales of such rights.

         D.       Restrictions on Short Term Trades

                  An Advisory Person may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days ("short-term trade"). This restriction does not apply to the following short-term trades:

1. A short-term trade involving Excluded Securities;
2. A short-term trade for which express prior approval has been received from the Review Officer;
3. A short-term trade involving no more than 100 shares of a Security included in the Standard & Poor's 500 Index;
4. A short-term trade involving no more than 100 shares of a Security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares;
5. A short-term trade involving option contracts on no more than 2000 shares of a Security included in the Standard & Poor's 500 Index;
6. A short-term trade involving option contracts on no more than 2000 shares of a Security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares;
7. A short- term trade in any account over which the Advisory Person has no direct or indirect influence or control;
8. A short-term trade that is non-volitional on the part of the Advisory Person; and
9. A short-term trade resulting from an Automatic Investment Plan.

1.5      Reporting Requirements

         A.       Reporting Requirements by Access Persons

         1.       Quarterly Transaction Reports
                  Within 30 calendar days following the end of each calendar quarter, all Access Persons (other than Independent Trustees as described above) shall submit a report of personal securities transactions in which the Access Person had a direct or indirect beneficial ownership interest to the Trust's Review Officer. Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting so long as the Trust's Review Officer is in receipt of such brokerage statements within 30 calendar days following the end of the calendar quarter. If an Access Person effected no transactions during the applicable quarter, he shall file a report indicating as such.

                  Information to be included on the quarterly transaction report is as follows:

(a) Trade Date
(b) Security Name
(c) Ticker Symbol, CUSIP number, interest rate and maturity date (as applicable)
(d) Number of Shares or Par
(e) Type of Transaction (Purchase, Sale or Other)
(f) Price (g) Principal Amount (h) Broker Name (i) Date of Report


                  The following transactions are not required to be reported:

(a)                        Transactions in Excluded Securities;

(b) Transactions effected through an automatic investment Plan so long as the investment allocation was determined in advance of the actual trade; and

(c) Transactions that duplicate information contained in brokerage trade confirmations or account statements received by the individual designated by the Trust no later than 30 days following the applicable calendar quarter.

                  An Independent Trustee must make reports as required within this Section 1.5A.(1) only if he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as an Independent Trustee, he or she should have known at the time of the transaction that the security was purchased or sold by any Trust Fund or was being considered for purchase or sale by any Trust Fund.


         2.       Annual Holdings Reports
                  All Access Persons are required to provide a report of all personal securities holdings (other than holdings of Excluded Securities) to the Trust's Review Officer within 10 calendar days upon becoming an Access Person. All Access Persons are further required to provide a report of all personal securities holdings (other than holdings of Excluded Securities) to the Trust's Review Officer not later than 45 calendar days after each calendar year end. Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting. The report is to be current as of a date not more than 45 calendar days prior to submission of the report and must contain the following information:

(a) Security Name
(b) Ticker Symbol or CUSIP number
(c) Number of Shares or Par
(d) Principal Amount (e) Broker or Bank Name
(f) Date of the Report

                  An Independent Trustee must make reports as required within this Section 1.5A.(2) only if he or she is deemed by the Trust's Review Officer to have the same level of access to Fund information as an Advisory Person.

         B.       Disclaimer of Ownership

                  A report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect beneficial ownership in the reported security.

         C.       Submission of Duplicate Confirmations and Periodic Statements

                  Each Access Person (other than Independent Trustees as described below) must arrange for duplicate copies of trade confirmations and periodic statements of brokerage accounts to be sent to the Trust's Review Officer. An Independent Trustee must make reports as required within this Section 1.5 C only if he or she is deemed by the Trust's Review Officer to have the same level of access to Trust Fund information as an Advisory Person.

1.6      Record Keeping Requirements

         The Trust's Review Officer in coordination with the Trust's administrator or such other entity or persons as directed by the Board will keep the applicable records regarding this Code of Ethics for the number of years as required by the 1940 Act.

1.7      Certifications

         A.       Certification of Access and Advisory Persons

                  Each Access and Advisory Person will certify annually that:

                  1. He or she has read and understands the applicable Code of Ethics and recognizes that he or she is subject to its provisions; and
                  2. He or she has complied with the applicable provisions of the applicable Code of Ethics and has reported all personal securities transactions required to be reported under Section 1.5 A of the Code.
                  3. He or she has completed the annual holdings reports as required under Section 1.5.(A)2 above in which he or she has any direct or indirect beneficial ownership no later than ten days after he or she becomes an access person and annually thereafter within 45 days of year-end; and
                  4. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

1.8      Reporting of Violations
         The Board of Trustees of the Trust take the potential for conflicts of interest caused by personal investing very seriously. Accordingly, persons that become aware or a violation of the Code are required to promptly report such violation to the Trust's Review Officer. Any person who seeks to retaliate against a person who reports a Code violation shall be subject to sanctions.


1.9      Sanctions
         The Trust's Review Officer, subject to the review by the Board of Trustees of the Trust, may impose sanctions it deems appropriate upon any person who violates the Code of Ethics. In addition, the Board may impose sanctions it deems appropriate upon any person who has engaged in a course of conduct that, although in technical compliance with the Code of Ethics, is part of a plan or scheme to evade the provisions of the Code of Ethics. Sanctions may include a letter of censure, suspension of employment, termination of employment, fines, and disgorgement of profits from prohibited or restricted transactions.

2.0      Confidentiality and Trust Fund Portfolio Disclosure

         All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Trust's Board of Trustees, to any regulatory or selfregulatory authority or agency upon its lawful request, or as required by law or court or administrative order.

         The Trust and each of its Advisers prohibit Access Persons from divulging a full or partial portfolio schedule that has not been made generally available to the public. Divulging portfolio holdings to selected third parties is permissible only when the Trust has legitimate business purposes for doing so as described in the Trust's policies and procedures for such disclosure. The recipients of any non-public portfolio holdings information are subject to a duty of confidentiality, and the disclosure is made in conformity with the Trust's written policies and procedures for such disclosure.

2.1.     Review and Supervisory Reporting

         A.       Review Procedures

                  1. The Review Officer shall review such reports, including the initial holdings reports, the annual holdings reports and the quarterly transaction reports, to detect conflicts of interest and abusive practices.

                  2. The Trust's Board shall review the operation of this Code of Ethics at least once a year or as necessary, such review may include the Chief Compliance Officer's annual report to the Board pursuant to Rule 38a-1 of the 1940 Act and/or the annual reporting described in Section B below.

         B.       Reporting Procedures

                  1. The Review Officer shall promptly report to the Trust's Board at its next regularly scheduled quarterly meeting: (a) any transactions that appear to be apparent violations of the prohibitions contained in this Code or a Related Code; (b) any apparent violations of the reporting requirements contained in this Code or a Related Code; and (c) any procedures or sanction imposed in response to a violation of this Code or a Related Code, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and disgorgement of the profits.

                           To facilitate this reporting, at least quarterly, each Compliance Officer (or his or her delegate) shall furnish the Review Officer with a report with respect to any violations of this Code by Access Persons who are associated with the Adviser or principal underwriter, as applicable, and any procedures or sanctions imposed in response to the violations and such other information as may be reasonably requested by the Review Officer.

     2. At least once a year, the Trust's Review Officer and each Compliance Officer shall prepare a written report to the Board with respect to both this Code and any Related Code. Such report shall: (a) summarize any changes in either code's policies or procedures during the past year; (b) describe any issues arising under such codes of ethics or procedures since the last report, including but not limited to information about material violations of such codes or procedures, and sanctions imposed in response to material violations; (c) furnish an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions, policies or procedures based upon the compliance officer's experience under such codes, evolving industry practices, or developments in applicable laws or regulations; and (d) certify that the Trust, the Advisers and the principal underwriter have each adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes of ethics (see attached Exhibit H).

2.2      Approval of Related Codes of Ethics

A. Approval of Codes of Ethics of Any Investment Advisor.

                  The Board, including a majority of the Disinterested Trustees, must approve (a) the code of ethics of the Adviser and any new investment adviser or sub-adviser to a Trust Fund and (b) any material changes to those codes. Prior to approving a code of ethics for the Adviser or any new investment adviser or sub-adviser, or any material change thereto, the Board must receive a certification from such entity that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics (see attached Exhibit H). The Board must approve the code of ethics of the Adviser and any new adviser before initially retaining the services of such party. The Board must approve a material change to a code of ethics no later than six (6) months after adoption of the material change.


         B. Approval of Codes of Ethics for any Distributor.

                  The Board, including a majority of the Disinterested Trustees, must approve (a) the code of ethics of the principal underwriter and any new principal underwriter for the Trust or any Trust Fund and (b) any material changes to those codes. Prior to approving a code of ethics for the principal underwriter or any new principal underwriter for the Trust or any Trust Fund, or any material change thereto, the Board must receive a certification from such entity that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics (see attached Exhibit H). The Board must approve the code of ethics of any principal underwriter for the Trust or any Trust Fund of the Trust before initially retaining the services of such party. The Board must approve a material change to a code of ethics no later than six (6) months after adoption of the material change. The requirements of this paragraph do not apply to the principal underwriter or any new principal underwriter unless:

                                    (i) The Distributor or any new principal underwriters is an affiliated person of a Trust Fund or a Trust Fund's investment adviser; or

                                    (ii) An officer, director or general partner of the principal underwriter serves as an officer, trustee, director or general partner of a Trust Fund or of a Trust Fund's investment adviser.

                                    APPENDIX


                     INSIDER TRADING POLICIES AND PROCEDURES

         The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisers and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment adviser and/or broker-dealer, or any person associated with the investment adviser and/or broker-dealer.

         Section 204A of the Advisers Act states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them. Section 204A provides that every adviser subject to Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.

Each Investment Adviser who acts as such for any series of The DGHM Investment Trust (the "Fund") and each broker-dealer which acts as principal underwriter to any series of the Fund has adopted the following policy, procedures, and supervisory procedures in addition to the Fund's Code of Ethics. Throughout this Appendix the Investment Adviser(s) and principal underwriter(s) shall collectively be called the "Providers."

                               SECTION I - POLICY


         The purpose of this Section 1 is to familiarize the officers, directors, and employees of the Providers with issues concerning insider trading and to assist them in putting into context the policy and procedures on insider trading.

Policy Statement:

         No person to whom this Statement on Insider Trading applies, including officers, directors, and employees, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by a Provider) while in possession of material, non-public information; nor may any officer, director, or employee of a Provider communicate material, non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every officer, director, and employee of a Provider and extends to activities within and outside their duties as a Provider. It covers not only personal transactions of Fund Personnel, but indirect trading by family, friends and others, or the non-public distribution of inside information from you to others. Every officer, director, and employee must read and retain this policy statement. Any questions regarding the policy and procedures should be referred to the Fund's Chief Compliance Officer.

         The term "insider trading" is not defined in the Federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or the communications of material nonpublic information to others who may then seek to benefit from such information.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         (a) Trading by an insider, while in possession of material non-public information; or

         (b) Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or
         (c)      Communicating material non-public information to others.


         The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1. Who is an Insider? The concept of "insider" is broad. It includes officers, directors, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2. What is Material Information? Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

3. What is Non-Public Information? Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public. (Depending on the nature of the information, and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)

4. Reason for Liability. (a) Fiduciary duty theory - in 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading. (b) Misappropriation theory - another basis for insider trading liability is the, 'misappropriation" theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person.
         5. Penalties for Insider Trading. Penalties for trading on or communicating material non-public information are severe, both for individuals and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

c.       civil injunctions

d.       treble damages

e.       disgorgement of profits

f.       jail sentences

g. fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

h. fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions by a Provider, including dismissal of the persons involved.

                             SECTION II - PROCEDURES

         The following procedures have been established to aid the officers, directors, and employees of a Provider in avoiding insider trading, and to aid in preventing, detecting, and imposing sanctions against insider trading. Every officer, director, and employee of a Provider must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and/or criminal penalties. If you have any questions about these procedures you should consult the Fund's Chief Compliance Officer.

1. Identifying Inside Information. Before trading for yourself or others, including investment companies or private accounts managed by a Provider, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

         ii. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

         If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:
         i.       Report the matter immediately to the Fund's Chief Compliance
                  Officer.

         ii. Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by a Provider.

         iii. Do not communicate the information to anybody, other than to the Fund's Chief Compliance Officer.

         iv. After the Fund's Chief Compliance Officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

2. Restricting Access to Material Non-public Information. Any information in your possession that you identify as material and non-public may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph I above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

3. Resolving Issues Concerning Insider Trading. If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Fund's Chief Compliance Officer before trading or communicating the information to anyone.

                          SECTION III - SUPERVISION

         The role of the compliance officer is critical to the implementation and maintenance of this Statement on Insider Trading. These supervisory procedures can be divided into two classifications, (1) the prevention of insider trading, and (2) the detection of insider trading.

1.       Prevention of Insider Trading:

         To prevent insider trading the compliance official should:

         (a) Answer promptly any questions regarding the Statement on Insider Trading;
         (b) Resolve issues of whether information received by an officer, director, or employee is material and nonpublic; B. Review and ensure that officers, directors, and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and
C. When it has been determined that an officer, director, or employee has material non-public information, (i) Implement measures to prevent dissemination of such information, and
                  (ii) If necessary, restrict officers, directors, and employees from trading the securities.

2.       Detection of Insider Trading:

         To detect insider trading, the Fund's Chief Compliance Officer should:

         (a) Review the trading activity reports filed by each officer, director, and employee, to ensure no trading took place in securities in which the Provider has material non-public information;
         (b) Review the trading activity of the mutual funds managed by the investment adviser and the mutual funds which the broker-dealer acts as principal underwriter;
         (c) Coordinate, if necessary, the review of such reports with other appropriate officers, directors, or employees of a Provider and the Fund.

3.       Special Reports to Management:

         Promptly, upon learning of a potential violation of the Statement on Insider Trading, the Fund's Chief Compliance Officer must prepare a written report to management of the Provider, and provide a copy of such report to the Board of Directors of the Fund, providing full details and recommendations for further action.

         The Chief Compliance Officer of each Provider may also prepare a written report to the management of the Provider, or if necessary or requested by appropriate regulatory agencies or third parties, and may provide a copy of such report to the Board of Directors of the Fund, setting forth certain information which may include the following:

         (a) A summary of the existing procedures to detect and prevent insider trading;
         (b) Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and
         (c) An evaluation of the current procedures and any recommendations for improvement.

                                                             Attachment A


                       Personal Trading Pre-Clearance Form
The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to investing in or selling a Security (unless otherwise exempt), and is only good through the end of day following the approval.

1.       Buy      ____________          Sell     ____________ Short ____________
2.       Security          ____________________________________________________
3.       Common Stock _____  Option _____  Debt ______  Other __________________
4.       If applicable, is the issue a "New Issue"? Yes____________ No_________
5.       Symbol            ________________________
6.       Number of Shares/Contracts/Principal    _____________________
7.       Brokerage Account Number _______________ Custodian ___________________
8. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.
9. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than sixty (60) days if the security is held in the Fund as of the date below.

Employee ___________________________________________ (PRINT NAME)

Signed ________________________________________________ Date _____________

     By signing below, the individual verifies that the proposed transaction described above does not violate the Code of Ethics. Note: One signature is required for pre-clearance.


-----------------------------------------------               ---------------
Review Officer                                                 Date


-------------------------------------------                    ---------------
 Designate                                                      Date

                                                                   Attachment B


                          Initial Reporting Form-Page 1

Employee ___________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with the Code of Ethics of the DGHM Investment Trust, please provide a list of all securities as required by Section 1.5(A.)2 in which you have any Beneficial Interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.


--------------------------------------------------------------------------------
 Number of         Security Name     Type             Ticker or        Principal
 Shares                              (e.g., equity;   CUSIP             Amount
                                     fixed income)    (if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       Use additional sheets as necessary.

                          Initial Reporting Form-Page 2

In accordance with the Code of Ethics of the DGHM Investment Trust, please provide a list of all securities accounts in which you have any Beneficial Interest.


----------------------------------------------------------------------------------------------------------------------
 Name of Broker, Dealer or                Account Title                   Account Number         Date of Account
            Bank                                                                                  Establishment
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

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----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

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----------------------------------------------------------------------------------------------------------------------

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

I certify that this form fully discloses all of the securities and account in which I have any Beneficial Interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.


Signature                                                         Date

                                                                    Attachment C


                          Annual Reporting Form-Page 1

Employee ___________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with the Code of Ethics of The DGHM Investment Trust, please provide a list of all securities as required by Section 1.5(A.)2 in which you have any Beneficial Interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.


--------------------------------------------------------------------------------------------------------------------------
   Number of            Security Name                     Type                Ticker or            Principal Amount
    Shares                                           (e.g., equity;             CUSIP
                                                     fixed income)         (if applicable)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

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

         Use additional sheets as necessary.Annual Reporting Form-Page 2

In accordance with the Code of Ethics of DGHM Investment Trust, please provide a list of all securities accounts in which you have any Beneficial Interest.


----------------------------------------------------------------------------------------------------------------------
 Name of Broker, Dealer or                Account Title                   Account Number         Date of Account
            Bank                                                                                  Establishment
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

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----------------------------------------------------------------------------------------------------------------------

I certify that this form fully discloses all of the securities and accounts in which I have any Beneficial Interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.


Signature                                               Date

                                                                    Attachment D

------------------------------------------------------------------------------------------------------------------------------------
                                                                 QUARTERLY TRANSACTION REPORTING FORM

                                                          ACCESS PERSON:___________________________________
                                                                 FOR QUARTER ENDED __________________


                                                                           Number of Shares
                                                                            Security Name
                                                                         Type (e.g., equity;
                                  fixed income)
                                                                              Ticker or
                                                                                CUSIP
                                                                              (if app.)
                                                                           Principal Amount
                                                                    Buy (acquire)/ Sell (dispose)
                                                                       Interest rate/ maturity
                                                                                Price
                                                                                 Date
                                                                        Broker, Dealer or Bank
 -----------------------------------------------------------------------------------------------------------------------------------





 -----------------------------------------------------------------------------------------------------------------------------------

  TO BE USED
      FOR
 TRANSACTIONS
   FOR WHICH
   DUPLICATE
    ACCOUNT
  STATEMENTS
   HAVE NOT
     BEEN
  SUBMITTED.
  DELIVER TO
  THE FUND'S
 OR ADVISER'S
    REVIEW
    OFFICER
   WITHIN 30
  DAYS OF THE
  END OF EACH
   CALENDAR
   QUARTER.
      USE
  ADDITIONAL
   SHEETS IF
  NECESSARY.

-----------------------------------             -----------------------------
 Employee                                        Date


                                                                   Attachment E

                          New Brokerage Account Report

In accordance with the Code of Ethics of DGHM Investment Trust, please provide a list of all securities accounts which you have opened in the previous quarter in which you have any Beneficial Interest.



Name of Broker,  Dealer or Account  Title  Date of  Account  Establishment  Bank
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


I certify that this form fully discloses all newly opened securities accounts in which I have any Beneficial Interest.



Signature                                           Date

                                                                    Attachment F


                      Initial Code of Ethics Acknowledgment

         As an Access Person of DGHM Investment Trust, I certify that:

(a)               I have received a Copy of the Code of Ethics of DGHM
                  Investment Trust,
(b) I have read and understand the Code of Ethics and recognize that it applies to me and agree to comply in all respects with the procedures described therein;
(c) I will comply in all respects with the requirements of the Code of Ethics;
(d) I will report all personal securities accounts, holdings and transactions that are required to be disclosed or reported pursuant to the Code of Ethics; and
(e) I will immediately notify the Review Officer of any personal conflict of interest relationship involving the Trust Funds.



         Employee ______________________________________________(PRINT NAME)



         Signature         ______________________________________________



         Date              __________________________

                                                                   Attachment G


                      Annual Code of Ethics Acknowledgment

         As a member of the Fund Personnel of DGHM Investment Trust, I certify that:

(a)               I have received a Copy of the Code of Ethics of DGHM
                  Investment Trust;
(b) I have read and understand the Code of Ethics and recognize that it applies to me and agree to comply in all respects with the procedures described therein;
(c) I have complied in all respects with the requirements of the Code of Ethics during the last twelve months;
(d) I have reported all personal securities accounts, holdings and transactions that are required to be disclosed or reported pursuant to the Code of Ethics;
(e) I have immediately notified the Review Officer of any personal conflict of interest relationship involving the Trust Funds.



         Employee ______________________________________________(PRINT NAME)



         Signature         ______________________________________________



         Date              __________________________

                                                                      Exhibit H

                            THE DGHM INVESTMENT TRUST
                ADOPTION OF PROCEDURES PURSUANT TO RULE 17j-1 OF
                       THE INVESTMENT COMPANY ACT OF 1940

         Pursuant to Rule 17j-1(c) under the Investment Company Act of 1940, as amended, _________________ does hereby certify that it has adopted procedures reasonably necessary to prevent "Access Persons" from violating its Code of Ethics.

     IN WITNESS WHEREOF, of the undersigned Compliance Officer has executed this certificate as of _______________.



         Signature                                            Date


         Name (Please Print)


         Title

 CODE OF ETHICS FOR SENIOR OFFICERS


I HEREBY CERTIFY THAT:



     (1) I have read and I understand the Code of Ethics for Senior Officers adopted by DGHM Investment Trust (the "Code of Ethics");

     (2) I recognize that I am subject to the Code of Ethics;

     (3) I have complied with the requirements of the Code of Ethics during the calendar year ending December 31, 2008; and

     (4) I have reported all violations of the Code of Ethics required to be reported pursuant to the requirements of the Code during the calendar year ending December 31, 2008.

     Set forth below exceptions to items (3) and (4), if any:

------------------------------------------------------------------------------

By:   /s/ Jeffrey C. Baker
      ---------------------
      Jeffrey C. Baker
      President and Principal Executive Officer,
      DGHM Investment Trust

Date: May 8, 2009





By:   /s/ Thomas F. Gibson
      ---------------------
      Thomas F. Gibson
      Principal Financial Officer,
      DGHM Investment Trust

Date:  May 8, 2009